Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

AST SpaceMobile, Inc.

(Exact Name of Registrant as Specified in its Charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(o)(1)	—	—	$400,000,000	0.00014760	$59,040(1)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

			Total Offering Amount			$400,000,000		$59,040(1)

			Total Fees Previously Paid					—

			Total Fee Offsets					—

			Net Fee Due					$59,040(1)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all the registration fees for Registration Statement on Form S-3 (Registration No. 333-281939), filed by the Registrant on September 5, 2024.